UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2006

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

LaSalle Hotel Properties issued a press release on March 1, 2006 announcing that it had closed on the acquisition of both the House of Blues Hotel and related Marina City retail and parking facilities, and the Westin Michigan Avenue Hotel. Each hotel is located in Chicago. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01	OTHER EVENTS.

On March 1, 2006, LaSalle Hotel Properties closed on its previously announced pending acquisition of the Westin Michigan Avenue Hotel in Chicago for $214.7 million. The Company purchased the hotel from JER/WMA, LLC, a Delaware limited liability company, with which none of the Company, its subsidiaries, trustees or officers has any material relationship. The Company financed the acquisition through its unsecured equity line of credit and proceeds from recent equity offerings. The full-service hotel is located in Chicago’s Magnificent Mile neighborhood. The 751 guestroom hotel includes underground parking, three retail stores, a beauty salon and a full-service restaurant. The hotel also offers guests 23 suites, 37,700 square feet of meeting space, a gift shop and a fitness center. The property will continue to be managed by Starwood Hotels & Resorts Worldwide, Inc.

In an unrelated transaction, on March 1, 2006, the Company also closed on its previously announced pending acquisition of the House of Blues and related Marina City retail and parking facilities for $114.5 million. The hotel will be managed by Gemstone Resorts International, LLC.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 1, 2006, issued by LaSalle Hotel Properties, regarding acquisition of hotels.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: March 2, 2006	BY:	/S/ HANS S. WEGER
Hans S. Weger Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 1, 2006, issued by LaSalle Hotel Properties, regarding acquisition of hotels.